B"HA A BYAR

                                   TERM SHEET

                 FOR PROPOSED ACQUISITION OF ARANEO LTD. SHARES

The Company                   Araneo Ltd., a company  registered  under the laws
                              of Israel (Reg. No. 512774332) (the "COMPANY").

The Sellers                   The  existing  shareholders  of  the  Company,  as
                              listed in Annex A (the "EXISTING SHAREHOLDERS").

Purchaser                     BVR  Technologies  Ltd.  (having  its  name in the
                              process of change to "Technoprises Ltd.") ("BVR"),
                              through  its  wholly  owned   subsidiary  -  E.V.R
                              Entertainment Applications of Virtual Reality (94)
                              Ltd. ("EVR").

The Shares Acquired           At  the  Closing,   EVR  will  purchase  from  the
                              Existing   Shareholders  an  aggregate  of  [____]
                              Ordinary  Shares,  0.01 NIS par value  each  which
                              shall be all the issued and outstanding  shares of
                              the Company (collectively the "PURCHASED SHARES").
                              The  Purchased  Shares  will  represent  100% (one
                              hundred  percent)  of  the  Company's  issued  and
                              outstanding share capital,  all on a fully-diluted
                              basis  (the  "SHARE  CAPITAL")  as of the  Closing
                              Date.   At  the  Closing   each  of  the  Existing
                              Shareholders will transfer to EVR such number of Purchased Shares as listed besides its name in Annex B hereto. Prior to and as a condition to the
                              Closing: (i) all of the Preferred A Shares of the Company, 0.01 NIS par value each, (whether issued or outstanding) shall be converted into Ordinary shares, 0.01 par value each; (ii) all of the existing options, warrants or other forms of securities convertible into shares of the Company shall have been exercised or terminated1.

Consideration                 In  consideration  for the  Purchased  Shares  the
                              Existing  Shareholders  of  the  Company  will  be
                              issued with an aggregate  number of BVRT  Ordinary
                              Shares   valued  at  $2.0M   (the   "CONSIDERATION
                              SHARES"),  determined based on the Average PPS (as
                              defined below).  The Consideration  Shares will be
                              allocated to the Existing  Shareholders,  pro rata
                              to the number of Purchased  Shares  transferred to
                              EVR  at  the  Closing  by  each  of  the  Existing
                              Shareholders.  "AVERAGE  PPS" - means the  average
                              market  price  per share of an  Ordinary  Share of
                              BVRT  during  the  30day  period   commencing   on
                              [---------].

----------
1 TBD -  if there are employee options.

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                              The  Consideration  Shares shall be registered for
                              trade no later than 60 days from the Closing (the "REGISTRATION DATE"). Such registration shall be performed by BVR and at its expense. Consideration Shares representing $1.25M will be free for trade without any lock-up or restrictions upon the registration of the Consideration Shares at the
                              Registration   Date.  The   Consideration   Shares
                              representing $750K shall be subject to lock-up period restriction for a period which shall not exceed 6 months from the Registration Date.

Commission                    At the  Closing  The  parties  will pay  Mordechai
                              Yaakov  and  Yossef  Tadmor   (collectively:   the
                              "FINDERS") finders commission,  as follows: (i) 3%
                              of the Consideration  Shares will be issued to the
                              Finders on account of the Consideration Shares due
                              to  the  Existing   Shareholders  (on  a  pro-rata
                              basis); (ii) BVR will issue to the Finders such number of BVR Ordinary Shares equal to 3% of the Consideration Shares, which shall not, for the removal of doubt, on account of the Consideration
                              Shares.

Closing The Closing will take place as soon as practicable following signature of Definitive Agreements, as defined below, or a delayed date mutually agreed upon in writing by the Parties and not later than 90 days from the execution of this Term Sheet (the "CLOSING DATE").

Liabilities At Closing        It is  hereby  agreed  that  at the  closing,  the
                              liabilities of the Company shall include ongoing liabilities of the Company up to an aggregate amount of $25K.

Parties to the Definitive
Agreements                    The Company,  the Existing  Shareholders,  BVR and
                              EVR.

Closing Conditions            Closing is subject  to  satisfaction  of BVR's due
                              diligence   requirements,    including   business,
                              technological,  financial and legal diligence, and
                              the   completion   and   execution   of   mutually
                              acceptable  definitive   agreements   ("DEFINITIVE
                              AGREEMENTS"),   that   will   contain   additional
                              provisions customary in transactions of this type,
                              including various  representations  and warranties
                              (by the Company ),  provisions that may arise as a
                              result of  continuing  due diligence  etc.  [Other
                              than  as  set  forth  in  the  sections   entitled
                              "No-Shop" and "Confidentiality", which sections constitute binding obligations of the parties, the terms contained in this Term Sheet arealso binding obligations on the part of the parties beside the 30 days of Due diligence

Confidentiality               The terms and  conditions  described  in this Term
                              Sheet, including its existence and including the fact that the parties are conducting negotiations, shall be confidential information and shall not be disclosed to any third party.

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No Shop                       As soon as possible following  signature hereunder
                              the parties shall negotiate in good faith the terms and conditions of the Definitive Agreements, based on the principles and provisions set forth in this Term Sheet. The Company and the Existing Shareholders represent and warrant that, except for the options to purchase shares of the Company as detailed in exhibit ________ and except for the rights set forth in the Company's articles of association, no other person has any option, right of first offer or negotiation, right of first
                              refusal  or  other   right,   whether   vested  or
                              contingent, to acquire any portion of the shares or assets of the Company and/or of the Existing Shareholders. For a period of ninety (90) days after the date of this Term Sheet, with the exception of the transactions described by this
                              Term  Sheet,   the   Company   and  the   Existing
                              Shareholders will not, directly or indirectly: (a) issue any new shares of the Company, cause or
                              permit   any   sale,   assignment,   transfer   or
                              conveyance of any of the outstanding shares of the Company, or sell, assign, transfer or convey any of the assets of the Company (other than sales of the Company's products in the ordinary course of business); (b) solicit any offers for, respond to any unsolicited offers for, or enter into or conduct any negotiations in respect of any of the foregoing; or (c) in any way assist or encourage
                              any  person  in   connection   with  any  proposed
                              acquisition  of any of the shares or assets of the

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                              Company. Except as required  under any  applicable
                              law, and except as required for the performance of this Term Sheet, neither party shall disclose or
                              reveal  to  any  other   person  any   information
                              relating to the Company's assets or liabilities, the Investors' proposed investment in the Company, or the negotiations between the parties..

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this __ day of _____ 2004.


___________________________________     ________________________________________
BVR Technologies Ltd.                   E.V.R  Entertainment Applications of
                                        Virtual Reality (94) Ltd.

___________________________________
Arenao Ltd.

Arenao Existing Shareholders [see signature page attached]